Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Wentworth Management Services, LLC

We have issued our reports dated May 9, 2023, with respect to the consolidated financial statements of Wentworth Management Services, LLC which includes an explanatory paragraph as to Wentworth Management Services, LLC’s ability to continue as a going concern, with respect to our audits of the financial statements of Wentworth Management Services, LLC as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021 contained in the proxy statement/prospectus constituting a part of this Form S-4, Registration Statement (Amendment No. 7) under the Securities Act of 1933 for Binah Capital Group, Inc.

We consent to the use of the aforementioned report in the proxy statement/prospectus constituting a part of this Form S-4 Registration Statement (Amendment No. 7), and to the use of our name as it appears under the caption “Experts”.

/s/FGMK, LLC

Chicago, Illinois

February 9, 2024